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                                                                    Exhibit 99

          WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                        FORM 10-QSB SEPTEMBER 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

        1. Statement of Cash Available for Distribution for the three months ended September 30, 1997:

                Net Loss                                           $  (12,000)
                Add:  Depreciation                                     52,000
                      Amortization                                      2,000
                Cash from reserves                                     11,000
                                                                   ----------
                Cash Available for Distribution                    $   53,000
                                                                   ==========
                Distributions allocated to General Partners        $    3,000
                                                                   ==========
                Distributions allocated to Limited Partners        $   50,000
                                                                   ==========

        2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended September 30, 1997:

        Entity Receiving     Form of
        Compensation         Compensation                           Amount
        ----------------     -----------------------------------    -------
        W.P. Management
        Co., Inc.            Property Management Fees               $25,000

        General Partners     Interest in Cash Available for
                             Distribution                           $ 3,000

        WFC Realty Co., Inc.
        (Initial Limited
        Partner)             Interest in Cash Available for
                             Distribution                           $    10



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